Exhibit 14(b)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Pilgrim Funds Trust:

We consent to the use of our report dated July 9, 2001 as it relates to the financial statements of the Pilgrim Internet Fund as of May 31, 2002, incorporated herein by reference.

                                        /s/ KPMG LLP

Los Angeles, California
February 19, 2002